      As filed with the Securities and Exchange Commission on June 4, 1996
                          Registration No. 33-________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                    ----------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    ----------------------------------------

                            FIRST FINANCIAL BANCORP.
             (Exact name of registrant as specified in its charter)

               Ohio                                           31-1042001
 (State or other jurisdiction of incorporation            (I.R.S. Employer
              or organization)                            Identification No.)

                             Third and High Streets
                              Hamilton, Ohio 45011
                                 (513) 867-4700
    (Address, including zip code, of registrant's principal executive office)

                    ----------------------------------------

                            FIRST FINANCIAL BANCORP.
                              THRIFT PLAN AND TRUST
                            (Full title of the plan)

                    ----------------------------------------

                                Michael R. O'Dell
          Senior Vice President, Chief Financial Officer and Secretary
                            First Financial Bancorp.
                             Third and High Streets
                              Hamilton, Ohio 45011
                                 (513) 867-4700
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                    ----------------------------------------

                  Please send copies of all communications to:

                               Neil Ganulin, Esq.
                                 Frost & Jacobs
                                 2500 PNC Center
                              201 East Fifth Street
                             Cincinnati, Ohio 45202
                                 (513) 651-6800
                    ----------------------------------------

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
Title of                Amount                Proposed Maximum                Proposed Maximum                  Amount of
Securities              to be                 Offering Price                  Aggregate Offer-                  Registration
to be Registered        Registered            Per Share(1)                    ing Price                         Fee
- ----------------------------------------------------------------------------------------------------------------------------
Common Shares,
par value $8.00
per share(2)            200,000               $32.25                          $6,450,000                       $2,224.14

- ----------------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457, based upon the average of the high and low prices reported in the consolidated reporting system on the Nasdaq National Market on May 31, 1996, solely for the purpose of calculation of the registration fee.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents have been filed by Bancorp with the SEC (File No. 0-12379) and are incorporated herein by reference:

          1. Bancorp's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "Bancorp Form 10-K"); and

          2. Annual Report on Form 11-K for the First Financial Bancorp Thrift Plan and Trust.

          3. The following information set forth in the 1995 Annual Report of Bancorp to its shareholders:

               (a) The information in the table set forth on page 48 under the caption "Quarterly Financial And Common Stock Data."

               (b) The information in the table set forth on page 22 under the caption "Table 1 - "Financial Summary."

               (c) The information set forth on pages 21 through 31 under the caption "Management's Discussion And Analysis Of Financial Condition And Results Of Operations."


         All documents subsequently filed by Bancorp or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents. Any statement herein or contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

         COPIES OF THE ABOVE DOCUMENTS (NOT INCLUDING THE EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS) AND OF

BANCORP'S 1995 ANNUAL REPORT MAY BE OBTAINED UPON REQUEST WITHOUT CHARGE FROM THE SECRETARY OF BANCORP, THIRD AND HIGH STREETS, HAMILTON, OHIO 45011 (TELEPHONE NUMBER (513) 867-4700).

ITEM 4.  DESCRIPTION OF SECURITIES

         The following is a summary description of the capital stock of Bancorp and is qualified by reference to Bancorp's Articles of Incorporation, a copy of which has been filed as Exhibit 4-A to this Registration Statement.

         The authorized capital stock of Bancorp consists of 25,000,000 common shares, par value $8.00 per share, of which 13,388,384 shares were issued and outstanding at May 1, 1996. The remaining authorized but unissued common shares may be issued upon authorization of the Board of Directors without prior shareholder approval.

         All common shares of Bancorp are entitled to participate equally in such dividends as may be declared by the Board of Directors of Bancorp and upon liquidation of Bancorp. All common shares are fully paid and non-assessable.

         Each shareholder has one vote for each common share registered in the shareholder's name. The Board of Directors is divided into three classes as nearly equal in size as the total number of directors constituting the Board permits. The number of directors may be fixed or changed from time to time by the shareholders or the directors, but, in any event, can be no less than 9 and no more than 25. No holder of common shares has any pre-emptive rights nor the right to exercise cumulative voting in the election of directors.

         The following provisions of Bancorp's Articles of Incorporation and Regulations and Ohio law might have the effect of delaying, deferring or preventing a change in control of Bancorp and would operate only with respect to an extraordinary corporation transaction, such as a merger, reorganization, tender offer, sale or transfer of assets or liquidation involving Bancorp and certain persons described below.

         Ohio law provides that the approval of two-thirds of the voting power of a corporation is required to effect mergers and similar transactions, to adopt amendments to the Articles of Incorporation of a corporation and to take certain other significant actions. Although under Ohio law the articles of incorporation of a corporation may permit such actions to be taken by a vote that is less than two-thirds (but not less than a majority), Bancorp's Articles do not contain such a provision. The two-thirds voting requirement tends to make approval of such matters, including further amendments to the Articles of Incorporation, relatively difficult, and a vote of the holders of in excess of one-third of the outstanding common shares of Bancorp would be sufficient to prevent implementation of any of the corporation actions mentioned above. In addition, Article Fifth and Bancorp's Regulations classify the Board of Directors into three classes of directors.

         Ohio, the state of Bancorp's incorporation, has enacted Ohio Revised Code Section 1701.831, a "control share acquisition" statute, and Chapter 1704, a "merger moratorium" statute. The control share acquisition statute basically provides that any person acquiring shares of an "issuing public corporation" (which definition Bancorp meets) in any of the following three ownership ranges must seek and obtain shareholder approval of the acquisition transaction that first puts such ownership within each such range: (i) more than 20% but less than 33 1/3%; (ii) 33 1/3% but not more than 50%; and (iii) more than 50%.

         The merger moratorium statute provides that, unless a corporation's articles of incorporation or regulations otherwise provide, an "issuing public corporation" (which definition Bancorp meets) may not engage in a "Chapter 1704 transaction" for three years following the date on which a person acquires more than 10% of the voting power in the election of directors of the issuing corporation, unless the "Chapter 1704 transaction" is approved by the corporation's board of directors prior to such voting power acquisition. A person who acquires such voting power is an "interested shareholder," and "Chapter 1704 transactions" involve a broad range of transactions, including mergers, consolidations, combinations, liquidations, recapitalization and other transactions between an "issuing public corporation" and an "interested shareholder" if such transactions involve 5% of the assets or shares of the "issuing public corporation" or 10% of its earning power. After the initial three year moratorium, Chapter 1704 prohibits such transactions absent approval by disinterested shareholders or the transaction meeting certain statutorily defined fair price provisions.

         Ohio has also enacted a "greenmailer disgorgement" statute which provides that a person who announces a control bid must disgorge profits realized by that person upon the sale of any equity securities within 18 months of the announcement.

         In addition, Ohio has a "control bid" statute that provides for the dissemination of certain information and the possibility of a hearing concerning compliance with law in connection with a proposed acquisition of more than 10% of any class of equity securities of a corporation, such as Bancorp, that has significant contacts with Ohio.

         Each common share of Bancorp issued includes one "right" (the "Right"). Under the "shareholders rights plan", the Rights will actually be distributed only if one or more of certain designated actions involving Bancorp common shares occurs. In the event of such a distribution, each Right would entitle the holder to purchase, at an exercise price as set forth in the plan, share or shares of Bancorp. In addition, upon the occurrence of certain other events, each Right holder would be entitled to receive common stock of any acquiring company worth two times the exercise price of the Right.

         The adoption of the Rights plan by Bancorp has no financial effect on Bancorp, is not dilutive to Bancorp shareholders, is not taxable to Bancorp or to the shareholders and will not change the way in which Bancorp common shares are traded. Rights are not exercisable until distributed, and all Rights will expire at the close of business on December 6, 2003, unless earlier redeemed by Bancorp. The issuance of Rights may, however, have certain anti-takeover effects and possible disadvantages. The Rights will cause substantial dilution to a person or a group who attempts to acquire Bancorp or a significant common share ownership interest without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired. Accordingly, an acquiring entity might decide not to acquire Bancorp or such an interest, although individual shareholders may view such an acquisition favorably. In addition, to the extent that issuance of the Rights discourages takeovers that would result in a change in the Bancorp's management or Board of Directors, such a change would be less likely to occur. The Board of Directors believes, however, that the advantages of discouraging potentially discriminatory and abusive takeover practices outweigh any potential disadvantages of the Rights. The Rights should not interfere with any merger or any business combination approved by the Board of Directors. The Rights are designed to protect shareholders against unsolicited attempts to acquire control of Bancorp, whether through accumulation of common shares in the open market or partial tender offers that do not offer a fair price for all shareholders.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Ohio General Corporation Law allows a corporation under certain circumstances to indemnify its directors, officers, and employees. Generally, whether by its articles of incorporation or its code of regulations or by statute, the indemnification permits Bancorp to pay expenses actually and necessarily incurred in the defense of any pending or threatened suit. The determination of the right of indemnification is determined by a quorum of disinterested directors not involved in such a pending matter and if they are unable to make such determination, then such determination shall be made by independent legal counsel, Bancorp's shareholders or by the Butler County, Ohio, Court of Common Pleas. Bancorp has such an indemnification provision in its Code of Regulations, and that provision is set forth below. The Code of Regulations of Bancorp and the statute do not allow indemnification of an officer or director wherein such person has been adjudicated negligent or guilty of misconduct and, additionally, such officer or director must have acted in good faith or had no reason to believe such officer's or director's conduct was unlawful to be indemnified.

         Article III-A of the Code of Regulations of Bancorp provides:

         SECTION 3-A.1. MANDATORY INDEMNIFICATION. The Corporation shall indemnify any officer or director, or any other employee of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the

         Corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgment, fines and amounts paid in action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 3-A.1 shall be presumed to have met the applicable standard of conduct set forth herein, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, rebut such presumption.

         SECTION 3-A.2. COURT-APPROVED INDEMNIFICATION. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

         (A) the Corporation shall not indemnify any officer or director or employee of the Corporation who was a party to any completed action or suit instituted by or in the right of the Corporation to procure a judgment in its favor by reason of the fact he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for misconduct (other than negligence of any degree) in the performance of his duty to the Corporation unless and only to the extent that the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common pleas or such other court shall deem proper; and

         (B) the Corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 3-A.2.

         SECTION 3-A.3. INDEMNIFICATION FOR EXPENSES. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer, director or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 3-A.1, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the Corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

         SECTION 3-A.4. DETERMINATION REQUIRED. Any indemnification required under Section 3-A.1 and not precluded under Section 3-A.2 shall be made by the Corporation only upon a determination that such indemnification of the officer or director or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in
         Section 3-A.1. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not attainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or
         (D) by the Court of Common pleas of Butler County, Ohio or (if the Corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any. Any determination made by the disinterested directors under subparagraph (A) of this Section or by independent legal counsel under subparagraph (B) of this Section to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the Corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Butler County, Ohio or the Court in which such action or suit was brought, if any, to review the reasonableness of such determination.

         SECTION 3-A.5. ADVANCES FOR EXPENSES. Unless the only liability asserted against a director in an action, suit or proceeding referred to in Section 3-A.1 of this article arises pursuant to Section 1701.95 of the Ohio Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit or proceeding shall be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees: (i) to repay amounts so advanced if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act was undertaken with deliberate intent to cause injury to the Corporation or with reckless disregard for the best interests of the Corporation; and (ii) to reasonably cooperate with the Corporation with respect to the action, suit or proceeding.

                  Expenses, including attorneys' fees, incurred by a director, trustee, officer, employee or agent in defending any action, suit or proceeding referred to in Section 3-A.3 of this Article, may be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding as authorized by the directors in the specific case, upon receipt of any undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation.

         SECTION 3-A.6. ARTICLE III-A NOT EXCLUSIVE. The indemnification provided by this Article III-A shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director or employee of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         SECTION 3-A.7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article III-A.

         SECTION 3-A.8. VENUE. Any action by a person claiming indemnification under this Article III-A, or by the Corporation, to determine such claim for indemnification may be filed as to the Corporation and each such person in Butler County, State of Ohio. The Corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Butler County, Ohio.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.

ITEM 8.  EXHIBITS

         This Form S-8 Registration Statement includes the following exhibits:

Exhibit
Number
- ------

4-A -- Articles of Incorporation revised April 26, 1994 (incorporated by reference to Exhibit 3(a) to Form 10-K for the fiscal year ended December 31, 1994).

4-B -- Restated Code of Regulations revised April 27, 1993 (incorporated by reference to Exhibit 3(b) to Form 10-K for the fiscal year ended December 31, 1993).

4-C -- First Financial Bancorp Thrift Plan and Trust.

 5 -- Opinion of Frost & Jacobs, counsel for Bancorp, concerning the legality of the securities being registered.

        The undersigned registrant hereby undertakes that it has submitted the plan to the Internal Revenue Service ("IRS") and has made all changes required by the IRS in order to qualify the plan under
        Section 401 of the Internal Revenue Code of 1986.

23-A -- Consent of Ernst & Young LLP, independent auditors.

23-B -- Consent of Frost & Jacobs, counsel for Bancorp, included in Exhibit 5 filed herewith.

99--    Powers of Attorney.

ITEM 9.  UNDERTAKINGS.

         (1)      The undersigned registrant and the plan hereby undertake:

                  (a) To file, during any period in which offers or sales of the securities registered hereunder are being made, a post-effective amendment to this registration statement:

                           (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii)  To reflect in the prospectus any facts or
events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)  To include any material information with
respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement; provided, however, that this undertaking will only apply to the extent that the information listed in clauses (i) - (ii) hereof is not contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned registrant and the plan hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hamilton and State of Ohio, on the 3rd day of June, 1996.

                                   FIRST FINANCIAL BANCORP

                                   By    /s/ Michael R. O'Dell
                                      ---------------------------------
                                      Michael R. O'Dell
                                      Senior Vice President,
                                      Chief Financial Officer and Secretary

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Hamilton, State of Ohio, on June 3, 1996.

FIRST FINANCIAL BANCORP.


By:/s/  Stanley N. Pontius
- ----------------------------------
Stanley N. Pontius
President and Chief Executive Officer

Date:  June 3, 1996
     --------------


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/  Stanley N. Pontius                              /s/  Michael R. O'Dell
- --------------------------------------               ----------------------------------
Stanley N. Pontius, Director, President              Michael R. O'Dell, Senior Vice
and Chief Executive Officer                          President, Chief Financial Officer
                                                     and Secretary

Date:  June 3, 1996                                  Date:  June 3, 1996
     --------------                                       --------------


/s/  Murph Knapke                                    /s/  Vaden Fitton
- --------------------------------------               ----------------------------------
Murph Knapke, Director                               Vaden Fitton, Director

Date:  June 3, 1996                                  Date:  June 3, 1996
     --------------                                       --------------



/s/  Carl R. Fiora                                   /s/  Thomas C. Blake
- -------------------------                            -------------------------
Carl R. Fiora, Director                              Thomas C. Blake, Director

Date:  June 3, 1996                                  Date:  June 3, 1996
     --------------                                       --------------


/s/  Joel H. Schmidt                                 /s/  Barry S. Porter
- -------------------------                            -------------------------
Joel H. Schmidt, Director                            Barry S. Porter, Director

Date:  June 3, 1996                                  Date:  June 3, 1996
     --------------                                       --------------


/s/  Arthur W. Bidwell                               /s/  Stephen S. Marcum
- -------------------------                            -------------------------
Arthur W. Bidwell, Director                          Stephen S. Marcum, Director

Date:  June 3, 1996                                  Date:  June 3, 1996
     --------------                                       --------------


/s/  Donald M. Cisle                                 /s/ Richard J. Fitton
- -------------------------                            -------------------------
Donald M. Cisle, Director                            Richard J. Fitton, Director

Date:  June 3, 1996                                  Date: June 3, 1996
     --------------                                       --------------


/s/ F. Elden Houts                                   /s/ Charles T. Koehler
- -------------------------                            -------------------------
F. Elden Houts, Director                             Charles T. Koehler, Director

Date:  June 3, 1996                                  Date: June 3, 1996
     --------------                                       --------------


/s/  Barry J. Levey                                  /s/ Lauren N. Patch
- -------------------------                            -------------------------
Barry J. Levey, Director                             Lauren N. Patch, Director

Date:  June 3, 1996                                  Date: June 3, 1996
     --------------                                       --------------


/s/ Joseph M. Gallina, Comptroller
- ----------------------------------
Joseph M. Gallina, Comptroller

Date:  June 3, 1996
     --------------

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton and State of Ohio on the 3rd day of June, 1996.

                                        FIRST FINANCIAL BANCORP
                                        THRIFT PLAN AND TRUST




                                        By:     /s/  Betty S. Irvine
                                           -------------------------
                                              Betty S. Irvine

                               INDEX TO EXHIBITS

         This Form S-8 Registration Statement includes the following exhibits:

Exhibit
Number                                                                                              Page
- ------                                                                                              ----
4-A              --       Articles of Incorporation revised April 26, 1994 (incorporated by reference to Exhibit 3(a) to Form 10-K for the fiscal year ended December 31, 1994).

4-B              --       Restated Code of Regulations revised April 27, 1993 (incorporated by reference to Exhibit 3(b) to Form 10-K for the fiscal year ended December 31, 1993).

4-C              --       First Financial Bancorp Thrift Plan and Trust.

5                --       Opinion of Frost & Jacobs, counsel for Bancorp, concerning the legality of the securities being registered.

23-A             --       Consent of Ernst & Young LLP, independent auditors.

23-B             --       Consent of Frost & Jacobs, counsel for Bancorp, included in
                          Exhibit 5 filed herewith.

99               --       Powers of Attorney.

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